Exhibit 99.1

Anworth Reports Fourth Quarter 2019 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 25, 2020--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the fourth quarter ended December 31, 2019.

Earnings

The following table summarizes the Company’s core earnings, GAAP net income to common stockholders, and comprehensive income for the three months ended December 31, 2019:

	Three Months Ended
	December 31, 2019
	(unaudited)
		Per
		Weighted
	Earnings	Share
	(in thousands)
Core earnings	$6,781	$0.07
GAAP net income to common stockholders	$27,445	$0.28
Comprehensive income	$28,921	$0.29

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on our consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of net income to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At December 31, 2019 and September 30, 2019, the composition of our portfolio at fair value was as follows:

	December 31, 2019		September 30, 2019
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$789,468	15.7%	$1,009,254	20.7%
Fixed-rate Agency MBS	2,720,583	54.1	2,096,384	43.0
TBA Agency MBS	253,516	5.0	456,387	9.4
Total Agency MBS	$3,763,567	74.8%	$3,562,025	73.1%
Non-Agency MBS	643,610	12.8	686,029	14.1
Residential mortgage loans(1)	458,348	9.1	483,648	9.9
Residential mortgage loans held-for-securitization	152,922	3.0	129,014	2.6
Residential real estate	13,499	0.3	13,618	0.3
Total Portfolio	$5,031,946	100.0%	$4,874,334	100.0%
Total Assets(2)	$5,191,616		$5,038,148
______________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs, for which creditors do not have recourse to us.
(2)	Includes TBA Agency MBS.

Agency MBS

At December 31, 2019, the allocation of our agency mortgage-backed securities (“Agency MBS”) was approximately 21% adjustable-rate and hybrid adjustable-rate Agency MBS, 72% fixed-rate Agency MBS, and 7% fixed-rate TBA Agency MBS. At September 30, 2019, the allocation of our agency mortgage-backed securities was approximately 28% adjustable-rate and hybrid adjustable-rate Agency MBS, 59% fixed-rate Agency MBS, and 13% fixed-rate TBA Agency MBS, both periods of which are detailed in the table below:

	December 31,	September 30,
	2019	2019
	(dollar amounts in thousands)
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$3,763,567	$3,562,025
Adjustable-rate Agency MBS coupon reset (less than 1 year)	13%	17%
Hybrid adjustable-rate Agency MBS coupon reset (1-3 years)	2	2
Hybrid adjustable-rate Agency MBS coupon reset (3-5 years)	3	6
Hybrid adjustable-rate Agency MBS coupon reset (greater than 5 years)	3	3
Total adjustable-rate Agency MBS	21%	28%
15-year fixed-rate Agency MBS	1	1
20-year fixed-rate Agency MBS	5	6
30-year fixed-rate Agency MBS	66	52
15-year fixed-rate TBA Agency MBS	—	—
30-year fixed-rate TBA Agency MBS	7	13
Total MBS	100%	100%

At December 31, 2019 and September 30, 2019, the summary statistics of our Agency MBS and TBA Agency MBS were as follows:

	December 31, 2019
	Weighted Average
			Fair Market
	Coupon	Cost	Price
	(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	3.95%	102.04%	$104.24
Hybrid adjustable-rate Agency MBS	2.78	102.11	101.67
15-year fixed-rate Agency MBS	3.50	101.81	103.92
20-year fixed-rate Agency MBS	3.56	103.96	104.65
30-year fixed-rate Agency MBS	3.56	102.33	$103.75
Total Agency MBS:	3.54%	102.35%
Average asset yield (weighted average coupon divided by average amortized cost)	3.46%
Unamortized premium	$79.4 million
Unamortized premium as a percentage of par value	2.35%
Premium amortization expense on Agency MBS for the respective quarter	$7.0 million
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	3.00%	101.19%	$101.41

	September 30, 2019
	Weighted Average
			Fair Market
	Coupon	Cost	Price
	(unaudited)
Agency MBS:
Adjustable-rate Agency MBS	3.96%	102.29%	$103.79
Hybrid adjustable-rate Agency MBS	2.71	102.25	101.66
15-year fixed-rate Agency MBS	3.50	101.82	103.67
20-year fixed-rate Agency MBS	3.56	104.09	104.91
30-year fixed-rate Agency MBS	3.85	102.39	$104.40
Total Agency MBS:	3.69%	102.46%
Average asset yield (weighted average coupon divided by average amortized cost)	3.60%
Unamortized premium	$73.0 million
Unamortized premium as a percentage of par value	2.46%
Premium amortization expense on Agency MBS for the respective quarter	$6.4 million
TBA Agency MBS:
30-year fixed-rate TBA Agency MBS	3.00%	101.42%	$101.53

At December 31, 2019 and September 30, 2019, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	December 31,	September 30,
	2019	2019
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	25%	21%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	32%	28%
Weighted average term to next interest rate reset on Agency MBS	24 months	25 months

The following tables summarize our fixed-rate Agency MBS at December 31, 2019 and September 30, 2019:

	December 31, 2019
					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
	(unaudited)
30-Year Fixed-Rate Agency MBS:
3.00%	$872,360	$101.61	$101.73	3.00%	29.9
3.50%	599,568	103.09	103.72	3.50	29.1
4.00%	869,749	102.42	105.43	4.00	28.7
≥4.5%	136,103	103.12	106.55	4.71	27.1
	$2,477,780	$102.33	$103.75	3.56%	29.1
15-Year to 20-Year Fixed-Rate Agency MBS	242,803	103.53	104.50	3.55	16.5
Total Fixed-Rate Agency MBS	$2,720,583	$102.43	$103.81	3.56%	28.0

	September 30, 2019
					Weighted
					Average
				Weighted	Remaining
	Market		Fair Market	Average	Term
	Value	Cost	Price	Coupon	(Years)
	(in thousands)
	(unaudited)
30-Year Fixed-Rate Agency MBS:
3.00%	$190,663	$101.12	$101.74	3.00%	30.0
3.50%	365,477	102.75	103.44	3.50	28.8
4.00%	1,130,687	102.41	102.41	4.00	28.9
≥4.5%	153,332	103.03	106.92	4.70	27.4
	$1,840,159	$102.39	$104.40	3.85%	28.9
15-Year to 20-Year Fixed-Rate Agency MBS	256,225	103.63	104.66	3.56	16.7
Total Fixed-Rate Agency MBS	$2,096,384	$102.54	$104.43	3.81%	27.4

Non-Agency MBS

The following tables summarize our Non-Agency MBS at December 31, 2019 and September 30, 2019:

	December 31, 2019
				Weighted Average
	Fair	Amortized	Current	Amortized			Fair Market
Portfolio Type	Value	Cost	Principal	Cost	Coupon	Yield	Price
		(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$497,408	$477,786	$655,447	72.89%	5.52%	5.49%	75.89%
Non-performing	11,052	10,938	11,000	99.43	5.50	6.05	100.47
Credit Risk Transfer	135,150	124,852	135,489	92.15	4.20	5.80	99.75
Total Non-Agency MBS	$643,610	$613,576	$801,936	76.51%	5.30%	5.56%	80.26%

	September 30, 2019
				Weighted Average
	Fair	Amortized	Current	Amortized			Fair Market
Portfolio Type	Value	Cost	Principal	Cost	Coupon	Yield	Price
		(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$518,812	$495,165	$674,394	73.42%	5.59%	5.54%	76.93%
Non-performing	26,430	26,199	26,360	99.39	5.33	5.94	100.27
Credit Risk Transfer	140,787	130,833	141,839	92.24	4.25	5.77	99.26
Total Non-Agency MBS	$686,029	$652,197	$842,593	77.40%	5.36%	5.61%	81.42%

Residential Mortgage Loans Held-for-Investment

The following table summarizes our residential mortgage loans held-for-investment at December 31, 2019 and September 30, 2019:

	December 31,	September 30,
	2019	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment	$458,348	$483,648
Asset-backed securities issued by securitization trusts	448,987	474,285
Retained interest in loans held in securitization trusts	$9,361	$9,363

Residential Mortgage Loans Held-for-Securitization

The following table summarizes our residential mortgage loans held-for-securitization at December 31, 2019 and September 30, 2019:

	December 31,	September 30,
	2019	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-securitization	$152,922	$129,014
Amount outstanding on warehouse line of credit	$133,811	$112,252
Payable for purchased loans	$5,545	$—

Residential Properties Portfolio

At December 31, 2019 and September 30, 2019, Anworth Properties Inc. owned 85 and 86 single-family residential rental properties, respectively, located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.5 million and $13.6 million, respectively.

MBS Portfolio Financing

	December 31, 2019
	Agency	Non-Agency	Total
	MBS	MBS	MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,230,000	$427,873	$3,657,873
Average interest rate	1.97%	2.80%	2.07%
Average maturity	30 days	11 days	28 days
Average interest rate after adjusting for interest rate swaps			2.13%
Average maturity after adjusting for interest rate swaps			978 days

	September 30, 2019
	Agency	Non-Agency	Total
	MBS	MBS	MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$2,780,000	$475,102	$3,255,102
Average interest rate	2.29%	3.12%	2.41%
Average maturity	33 days	18 days	31 days
Average interest rate after adjusting for interest rate swaps			2.34%
Average maturity after adjusting for interest rate swaps			940 days

Portfolio Leverage

At December 31, 2019, our leverage multiple was 6.2x. The leverage multiple is calculated by dividing our repurchase agreements and credit line outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The effective leverage, which includes the effect of TBA dollar roll financing, was 6.64x at December 31, 2019. At September 30, 2019, our leverage multiple was 5.69x and the effective leverage was 6.46x.

Interest Rate Swaps

At December 31, 2019 and September 30, 2019, our interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	December 31, 2019
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
	(unaudited)
Less than 12 months	$541,000	1.70%	7	0.6
1 year to 2 years	190,000	1.63	21	1.8
2 years to 3 years	335,000	1.65	34	2.8
3 years to 4 years	295,000	1.71	45	3.8
4 years to 5 years	550,000	2.18	61	4.7
5 years to 7 years	390,000	2.51	85	7.1
7 years to 10 years	200,000	2.94	103	8.6
	$2,501,000	2.02%	48	4.0

	September 30, 2019
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
	(unaudited)
Less than 12 months	$541,000	1.65%	6	0.5
1 year to 2 years	275,000	1.61	16	1.3
2 years to 3 years	155,000	1.71	34	2.8
3 years to 4 years	205,000	1.78	47	3.9
4 years to 5 years	225,000	2.12	57	4.7
5 years to 7 years	425,000	2.41	74	6.2
7 years to 10 years	365,000	2.96	100	8.3
	$2,191,000	2.08%	47	3.9

Effective Net Interest Rate Spread

	December 31,	September 30,
	2019	2019
	(unaudited)
Average asset yield, including TBA dollar roll income	3.46%	3.62%
Effective cost of funds	2.57	2.71
Effective net interest rate spread	0.89%	0.91%

Certain components of our effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On December 17, 2019, we declared a quarterly common stock dividend of $0.09 per share for the fourth quarter ended December 31, 2019. Based upon the closing price of $3.52 on December 31, 2019, the annualized dividend yield on our common stock at December 31, 2019 was 10.2%.

Book Value per Common Share

At December 31, 2019, our book value was $4.60 per share of common stock, which was an increase of $0.18 from $4.42 at September 30, 2019.

The $0.09 quarterly dividend, plus the $0.18 increase in book value per common share from the prior quarter, resulted in a return on book value per common share of 6.1% for the three months ended December 31, 2019 and 7.2% for the year ended December 31, 2019.

Subsequent Events

On January 1, 2020, the conversion rate of our Series B Preferred Stock increased from 5.5379 to 5.5992 shares of our common stock, based upon the common stock dividend of $0.09 per share that was declared on December 17, 2019.

Conference Call

The Company will host a conference call on Wednesday, February 26, 2020 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss our fourth quarter 2019 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 26, 2020. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10136439. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan (our “DRP Plan”), or receiving a copy of the DRP Plan’s prospectus, may do so by contacting our Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about our Plan, interested investors may also visit our Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations, and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2019	2018
		(audited)
ASSETS
Agency MBS at fair value (including 3,419,375 and $3,433,252 pledged to counterparties at December 31, 2019 and December 31, 2018, respectively)	$3,510,051	$3,548,719
Non-Agency MBS at fair value (including $535,315 and $726,428 pledged to counterparties at December 31, 2019 and December 31, 2018, respectively)	643,610	795,203
Residential mortgage loans held-for-securitization	152,922	11,660
Residential mortgage loans held-for-investment through consolidated securitization trusts(1)	458,348	549,016
Residential real estate	13,499	13,782
Cash and cash equivalents	8,236	3,165
Reverse repurchase agreements	15,000	20,000
Restricted cash	104,699	30,296
Interest receivable	16,398	16,872
Derivative instruments at fair value	5,833	46,207
Right to use asset-operating lease	1,256	1,794
Prepaid expenses and other assets	8,779	2,986
Total Assets	$4,938,631	$5,039,700
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$16,757	$24,828
Repurchase agreements	3,657,873	3,811,627
Warehouse line of credit	133,811	—
Asset-backed securities issued by securitization trusts(1)	448,987	539,651
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	52,197	15,901
Derivative counterparty margin	367	—
Dividends payable on preferred stock	2,297	2,297
Dividends payable on common stock	8,897	12,803
Payable for purchased loans	5,545	11,660
Accrued expenses and other liabilities	1,312	654
Long-term lease obligation	1,256	1,794
Total Liabilities	$4,366,679	$4,458,595
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	$19,455	$19,455
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $50,257, respectively); 2,010 and 2,010 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	48,626	48,944
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,849 and 98,483 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	988	985
Additional paid-in capital	983,401	981,964
Accumulated other comprehensive (loss) income consisting of unrealized gains and losses	65,984	(30,792)
Accumulated deficit	(593,039)	(485,988)
Total Stockholders' Equity	$552,497	$561,650
Total Liabilities and Stockholders' Equity	$4,938,631	$5,039,700
______________________________
(1)

The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At December 31, 2019 and December 31, 2018, total assets of the consolidated VIEs were $460 million and $551 million (including accrued interest receivable of $1.5 million and $1.8 million), respectively (which is recorded above in the line item “Interest receivable”), and total liabilities were $450 million and $541 million (including accrued interest payable of $1.4 million and $1.7 million), respectively (which is recorded above in the line item “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three		Three
	Months	Year	Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2019		December 31, 2018
	(unaudited)		(unaudited)
Interest and other income:
Interest-Agency MBS	$19,990	$90,173	$23,208	$95,656
Interest-Non-Agency MBS	8,614	38,038	10,445	40,733
Interest-securitized residential mortgage loans	4,767	20,443	5,519	23,463
Interest-residential mortgage loans held-for-securitization	1,618	4,314	—	—
Other interest income	253	1,427	29	120
	35,242	154,395	39,201	159,972
Interest expense:
Interest expense on repurchase agreements	18,489	92,737	25,362	90,511
Interest expense on asset-backed securities	4,600	19,771	5,351	22,800
Interest expense on warehouse line of credit	1,477	4,148	—	—
Interest expense on junior subordinated notes	492	2,100	526	1,996
	25,058	118,756	31,239	115,307
Net interest income	10,184	35,639	7,962	44,665
Operating expenses:
Management fee to related party	(1,614)	(6,699)	(2,060)	(7,098)
Rental properties depreciation and expenses	(372)	(1,517)	(367)	(1,525)
General and administrative expenses	(1,277)	(5,090)	(1,248)	(4,880)
Total operating expenses	(3,263)	(13,306)	(3,675)	(13,503)
Other income (loss):
Income-rental properties	441	1,800	428	1,761
Realized net gain (loss) on sales of available-for-sale MBS	1,338	(3,983)	(999)	(12,186)
Realized net gain (loss) on sales of Agency MBS held as trading investments	1,342	(5,787)	(3,871)	(11,429)
Impairment charge on Non-Agency MBS	(357)	(2,108)	(971)	(2,869)
Unrealized gain (loss) on Agency MBS held as trading investments	(798)	17,036	9,674	(4,911)
Gain on sale of residential properties	31	31	23	54
(Loss) gain on derivatives, net	20,824	(84,741)	(44,504)	(8,071)
Recovery on Non-Agency MBS	—	—	—	1
Total other income (loss)	22,821	(77,752)	(40,220)	(37,650)
Net income (loss)	$29,742	$(55,419)	$(35,933)	$(6,488)
Dividends on preferred stock	(2,297)	(9,189)	(2,297)	(9,189)
Net income (loss) to common stockholders	$27,445	$(64,608)	$(38,230)	$(15,677)
Basic income (loss) per common share	$0.28	$(0.65)	$(0.39)	$(0.16)
Diluted income (loss) per common share	$0.27	$(0.65)	$(0.39)	$(0.16)
Basic weighted average number of shares outstanding	98,823	98,739	98,444	98,314
Diluted weighted average number of shares outstanding	103,141	98,739	98,444	98,314

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three		Three
	Months	Year	Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2019		December 31, 2018
Net income (loss)	$29,742	$(55,419)	$(35,933)	$(6,488)
Available-for-sale Agency MBS, fair value adjustment	3,160	68,355	22,071	(43,348)
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net income (loss)	(1,054)	4,059	999	12,361
Available-for-sale Non-Agency MBS, fair value adjustment	(3,548)	20,547	(13,784)	(20,463)
Reclassification adjustment for (gain) on sales of Non-Agency MBS included in net income (loss)	(285)	(76)	—	(175)
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive income	906	3,891	1,019	4,025
Reclassification adjustment for interest (income) on interest rate swaps included in net income (loss)	—	—	—	(212)
Other comprehensive income (loss)	(821)	96,776	10,305	(47,812)
Comprehensive income (loss)	$28,921	$41,357	$(25,628)	$(54,300)

Non-GAAP Financial Measures Related to Operating Results

In addition to our operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income, and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles our “Net income to common stockholders” for the three months ended December 31, 2019 to core earnings for the same period. Core earnings represents “Net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles our total interest and other income for the three months ended December 31, 2019 (which is the nearest comparable GAAP measure) to our total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of our average earning assets, and also reconciles our total interest expense (which is the nearest comparable GAAP measure) to our effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of our average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that we use in our financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of our investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments, or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with our GAAP operating results, allows investors to more effectively evaluate our performance to that of our peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for our operating results for the three months ended December 31, 2019. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	December 31, 2019
	Amount	Per Share
	(in thousands)
	(unaudited)
Net income to common stockholders	$27,445	$0.28
Adjustments to derive core earnings:
(Gain) on sales of MBS	(2,680)	(0.03)
Impairment charge on Non-Agency MBS(1)	357	—
Unrealized loss on Agency MBS held as trading investments	798	0.01
Unrealized (gain) on interest rate swaps, net	(21,240)	(0.21)
Loss on derivatives-TBA Agency MBS, net	416	0.01
(Gain) on sales of residential properties	(31)	—
Net settlement on interest rate swaps after de-designation(2)	109	—
Dollar roll income on TBA Agency MBS(3)	1,035	0.01
Premium amortization on MBS	7,033	0.07
Paydown expense(4)	(6,581)	(0.07)
Depreciation expense on residential rental properties(5)	120	—
Core earnings	$6,781	$0.07
Basic weighted average number of shares outstanding	98,823
(1)

Impairment charge on Non-Agency MBS represents the amount applied against current GAAP earnings when future loss expectations exceed previously existing expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.

(2)

Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

(3)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Loss on derivatives, net” that is included in our consolidated statements of operations.

(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	December 31, 2019
		Annualized
	Amount	Percentage
	(in thousands)
	(unaudited)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$35,242	3.31%
Income-rental properties	441	0.04
Dollar roll income on TBA Agency MBS(1)	1,035	0.10
Premium amortization on Agency MBS	7,033	0.66
Paydown expense on Agency MBS(2)	(6,581)	(0.62)
Less: Other income	(253)	(0.03)
Total interest and other income and average asset yield, including TBA dollar roll income	$36,917	3.46%
Effective Cost of Funds:
Total interest expense	$25,058	2.58%
Net settlement on interest rate Swaps after de-designation(3)	(109)	(0.01)
Effective total interest expense and effective cost of funds	$24,949	2.57%
Effective net interest rate spread		0.89%
Average earning assets	$4,264,155
Average borrowings	$3,890,679
______________________
(1)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) gain on derivatives, net” that is shown on our consolidated statements of operations.

(2)

Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.

(3)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com